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                           CALIFORNIA BANCSHARES, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 22, 1996

The undersigned holder of Common Stock of California Bancshares, Inc. ("CBI") hereby appoints James L. McKenna, Jr., and Richard J. Clancy, and each of them, the proxies of the undersigned with full powers of substitution, to represent and to vote all shares of common stock of CBI held of record by the undersigned as of the close of business on April 10, 1996, at the special meeting of stockholders of CBI, to be held at the San Ramon Marriott, 2600 Bishop Drive, San Ramon, California, on Wednesday, May 22, 1996, at 11:00 a.m. (local time) and at any adjournment or postponement of said meeting, with all the powers the undersigned would possess if personally present, as follows:


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                                                               Please mark   /x/
                                                              your votes as
                                                               indicated in
                                                               this example


                                                       FOR  AGAINST   ABSTAIN

1.   PROPOSAL TO APPROVE AND ADOPT THE RESTATED        / /    / /       / /
     AGREEMENT AND PLAN OF MERGER, dated as of
     February 11, 1996, between U.S. Bancorp and
     California Bancshares, Inc., and the
     consummation of the transactions contemplated thereby.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED FOR PROPOSAL 1. IF OTHER BUSINESS IS PRESENTED, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF
THE PROXIES.

     Said proxies or their substitutes (or if only one be present, the proxy present) shall have and may exercise all of the powers of all said proxies hereunder at said meeting or any adjournment or postponement thereof.

     Receipt is acknowledged of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus dated April 17, 1996. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.



Signature (s)___________________________________  Dated: ______________, 1996

SIGNING INSTRUCTIONS (IMPORTANT): PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. (EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS SHOULD GIVE FULL TITLE. IF SIGNING ON BEHALF OF A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME AND THE TITLE OF THE AUTHORIZED OFFICER SIGNING ON BEHALF OF THE CORPORATION.) ALL JOINT OWNERS AND JOINT TRUSTEES SHOULD SIGN.


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